UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 2, 2014 (April 28, 2014)

Ener-Core, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9400 Toledo Way Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	949-616-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

(e)           Re-pricing of Stock Options Granted under the 2013 Equity Incentive Award Plan

On April 28, 2014, the board of directors (the “Board”) of Ener-Core, Inc. (the “Company”) approved the re-pricing and vesting schedules of outstanding stock options to purchase an aggregate of 8,630,000 shares of common stock, $.0001 par value per share (“Common Stock”), of the Company previously granted to officers, directors, employees and consultants of the Company (the “Outstanding Options”) pursuant to the Company’s 2013 Equity Incentive Award Plan.  The Outstanding Options had been issued with exercise prices ranging from $1.00 to $1.54 per share, which prices represented the fair market value of a share of Common Stock on the date of each such grant.  The vesting schedule for the Outstanding Options also varied, including but not limited to having some Outstanding Options to vest 1/4 of the total issued options on the one year anniversary of the grant date, with the remainder vesting at 1/48 of the total grants each month thereafter, while other Outstanding Options had 1/3 of its total number of options vest on the six month anniversary of the grant date, with the remainder vesting at 1/45 of the total grants each month thereafter.  The re-pricing and vesting schedule changes are being effected by cancelling the Outstanding Options by entering into a Stock Option Cancellation Agreement (attached hereto as Exhibit 99.1 and incorporated herein by reference) with the current stock options holders (“Optionees”) and by concurrently entering into new Stock Option Agreements (attached hereto as Exhibit 99.2 and incorporated herein by reference) with the Optionees (the “New Options”) to reflect the new exercise price and vesting schedule.  The other terms of the New Options including, but not limited to, the term of each New Option and number of options covered by each award, remain unchanged as a result of the re-pricing and vesting schedule change.  The Board re-priced the Outstanding Options to a price equal to the closing price of the Company's common stock as reported on the OTC Bulletin Board on April 28, 2014, the date on which the Board approved the re-pricing of the Outstanding Options and the date of grant of the new stock options, at $0.35 per share.  The Board re-priced the Outstanding Options as their intended purpose is to retain and motivate the holders of the Outstanding Options to continue to work in the Company’s best interest, as prior to the repricing, all of the Outstanding Options had exercise prices well above the recent market prices of the Company's common stock on the OTC Bulletin Board.  The New Options will all have the following vesting schedule, 15% of the total number of shares granted shall vest immediately upon signing the new Stock Option Agreements, and 1/36 of the remainder number of shares shall vest each full month thereafter.  The Board determined that such action was in the best interest of the Company and its stockholders.

In connection with the re-pricing, the following Outstanding Options held by the Company’s officers and directors were re-priced:

 Outstanding Options Re-Priced for Directors and Officers

Name of Optionee	Option Grant Date	Number of Options	Original Exercise Price ($)	Vested/Vesting Date

Alain J. Castro, Chief Executive Officer and Director	7/3/13	1,250,000	$1.13	971,109/11-1-13

Boris A. Maslov, President, Chief Operating Officer and Chief Technology Officer	8/23/13	800,000	$1.30	319,998/3-23-14

Kelly Anderson, Chief Financial Officer	11/15/13	1,000,000	$1.53	none/11-15-14

Bennet P. Tchaikovsky, Director	11/25/13	250,000	$1.52	none/11-25-14

Stephen L. Johnson, Director	7/3/13	250,000	$1.00	122,223/11-1-13

Michael J. Hammons, Director	None

Christopher J. Brown, Director	None

Item 8.01   Other Events

The information contained in Item 5.02 above is incorporated herein by reference thereto.

Item 9.01   Financial Statement and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Form of Stock Option Cancellation Agreement
99.2	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENER-CORE, INC.
Date: May 2, 2014	(Registrant)

	By:	/s/ Kelly Anderson
Kelly Anderson
Chief Financial Officer